UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2017

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10003 Woodloch Forest Drive
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(281) 719-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

In connection with its previously announced plans to separate its Pigments and Additives business through a U.S. tax-free spin-off to its stockholders, on January 17, 2017, Huntsman Corporation (the “Company”) issued a press release announcing, among other things, that it would retain its Textile Effects business and exclude it from the spin-off. Additional information regarding the spin-off is included in the press released furnished herewith as Exhibit 99.1.

The Company will hold a telephone conference to discuss the announcement on Tuesday, January 17, 2017 at 9 a.m. Eastern Time.

Call-in number for U.S. participants:	(888) 679 – 8018
International participants:	(617) 213 – 4845
Passcode	894 191 97#

The conference call will be available via webcast and can be accessed from the investor relations page of our website at http://www.huntsman.com.

The conference call will be available for replay beginning January 17, 2016 and ending January 24, 2017. The call-in numbers for the replay are as follows:

Within the U.S.:	(888) 286 – 8010
International participants:	(617) 801 – 6888
Replay code:	78211220

Information with respect to the conference call, together with a copy of the press release, is furnished herewith as Exhibit 99.1 and is available on the investor relations page of our website at http://www.huntsman.com.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Number	Description of Exhibits

99.1	Press release dated January 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

/s/ Kurt D. Ogden
Vice President, Investor Relations and Finance

Dated: January 17, 2017

EXHIBIT INDEX

Number	Description of Exhibits

99.1	Press release dated January 17, 2017.